Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Opexa Therapeutics, Inc.

As independent registered public accounting firm, we hereby consent to the reference in this Registration Statement on Form S-3/A Amedment No.3 of our report dated March 14, 2008, included in the Annual Report on Form 10-K of Opexa Therapeutics, Inc. for the years ended December 31, 2007 and 2006 and to all references to our Firm included in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 3, 2008